As filed with the Securities and Exchange Commission on August 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3297098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of Principal Executive Offices)

DURECT Corporation 2000 Employee Stock Purchase Plan

DURECT Corporation 2000 Stock Plan

(Full title of the plan)

James E. Brown

Chief Executive Officer

DURECT Corporation

2 Results Way

Cupertino, CA 95014

(Name and address of agent for service)

(408) 777-1417

(Telephone number, including area code, of agent for service)

Copy to:

Stephen B. Thau

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, California 94304

(650) 813-5600

(Calculation of Registration Fee on following page)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
DURECT Corporation 2000 Employee Stock Purchase Plan
Common Stock, $0.0001 par value	225,000 Shares	$4.02(2)	$904,500	$35.55
DURECT Corporation 2000 Stock Plan
Common Stock, $0.0001 par value	2,250,000 Shares	$4.73(3)	$10,642,500	418.25
Total	2,475,000 Shares		$11,547,000	$453.80

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the Nasdaq Global Market on August 8, 2008, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the common stock as reported on the Nasdaq Global Market on August 8, 2008.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by the issuer on August 6, 2007, file number 333-145244, are incorporated by reference. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.

[Signature Pages Follow]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on August 12, 2008.

DURECT CORPORATION

By:	/s/ James E. Brown
James E. Brown
President, Chief Executive Officer and a Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Brown and Felix Theeuwes, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Brown James E. Brown	President, Chief Executive Officer and a Director (Principal Executive Officer)	August 12, 2008

/s/ Felix Theeuwes Felix Theeuwes	Chairman of the Board and Chief Scientific Officer	August 12, 2008

/s/ Matthew J. Hogan Matthew J. Hogan	Chief Financial Officer	August 12, 2008

/s/ Simon X. Benito Simon X. Benito	Director	August 12, 2008

/s/ Terrence F. Blaschke Terrence F. Blaschke	Director	August 12, 2008

/s/ Michael D. Casey Michael D. Casey	Director	August 12, 2008

/s/ David R. Hoffmann David R. Hoffmann	Director	August 12, 2008

/s/ Armand P. Neukermans Armand P. Neukermans	Director	August 12, 2008

/s/ Jon S. Saxe Jon S. Saxe	Director	August 12, 2008

INDEX TO EXHIBITS

Exhibit Number

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page).